Exhibit 21

HCI GROUP, INC.

Subsidiaries

As of December 31, 2025, the Company had the following active subsidiaries:

State or Sovereign Power
Wholly-owned subsidiaries of HCI Group, Inc.	of Incorporation
Homeowners Choice Property & Casualty Insurance Company, Inc.	Florida
Homeowners Choice Managers, Inc.	Florida
Claddaugh Casualty Insurance Company Ltd.	Bermuda
Cypress Property Management Services, Inc.	Florida
Cypress Claims Services, Inc.	Florida
Greenleaf Capital LLC	Florida
Omega Insurance Agency, Inc.	Florida
Southern Administration, Inc.	Florida
Enclave Services, Inc.	Florida
HCI Insurance Administration Services, Inc.	Florida
TypTap Insurance Company	Florida
perRisk Insurance Company	Arizona
Core Risk Managers, LLC	Florida
Tailrow Funding, LLC	Florida
Tailrow Risk Managers, LLC	Florida
Surplus Note 25, LLC	Florida
Lamba Insurance Group, Inc.	Florida
Fortex Reinsurance SPC, Ltd.	Cayman Islands

State or Sovereign Power
Majority-owned subsidiary of HCI Group, Inc.	of Incorporation
Exzeo Group, Inc.	Florida

State or Sovereign Power
Wholly-owned subsidiaries of Exzeo Group, Inc.	of Incorporation
Exzeo Insurance Services, Inc.	Florida
Cypress Tech Development Company, Inc.	Florida
Exzeo USA, Inc.	Florida
Dark Horse Re, LLC	Florida

State or Sovereign Power
Wholly-owned subsidiaries of Greenleaf Capital LLC	of Incorporation
Gators on the Pass Holdings, LLC	Florida
John’s Pass Marina Investment Holdings, LLC	Florida
JP Beach Holdings, LLC	Florida
Pass Investment Holdings, LLC	Florida
TI Marina Company, Inc.	Florida
Treasure Island Restaurant Company, Inc.	Florida
TV Investment Holdings, LLC	Florida
Silver Springs Property Investments, LLC	Florida
Melbourne FMA, LLC	Florida
HCPCI Holdings, LLC	Florida
Sorrento PBX, LLC	Florida
Greenleaf Essence, LLC	Florida
Century Park Holdings, LLC	Florida
Gulf To Bay LM, LLC	Florida
Westview Holdings, LLC	Florida

Corporate Oaks Property Holdings, LLC	Florida
Grove Haines City, LLC	Florida
Carillon Property Holdings, LLC	Florida
Coconut Palm Property Holdings, LLC	Florida
Sage Property Advisors, LLC	Florida

State or Sovereign Power
Wholly-owned subsidiary of Melbourne FMA, LLC	of Incorporation
FMKT MEL OWNER, LLC	Florida

State or Sovereign Power
Wholly-owned subsidiary of Greenleaf Essence, LLC	of Incorporation
Green Street JV, LLC	Florida

State or Sovereign Power
Wholly-owned subsidiary of Green Street JV, LLC	of Incorporation
Big Bend Lincoln SWC, LLC	Florida

State or Sovereign Power
Wholly-owned subsidiaries of HCI Insurance Administration Services, Inc.	of Incorporation
Griston Claim Services, Inc.	Florida
Griston Claim Management, Inc.	Florida

State or Sovereign Power
Wholly-owned subsidiary of Cypress Tech Development Company, Inc.	of Incorporation
Exzeo Software Private Limited	India